EXHIBIT 21.1
MEDCATH CORPORATION SUBSIDIARIES

Name	Jurisdiction of Organization/Incorporation
AHH Management, Inc.	North Carolina
Arizona Heart Hospital, LLC	Arizona
Austin MOB, Inc.	North Carolina
Blue Ridge Cardiology Services, LLC	North Carolina
Brighton Center for Sleep Disorders, LLC	North Carolina
Caldwell Cardiology Services, LLC	North Carolina
Cape Cod Cardiology Services, LLC	North Carolina
Central Park Medical Office Building, LP	Texas
Central Texas Cardiovascular Sleep Institute, LP	North Carolina
Center for Cardiac Sleep Medicine, LLC	North Carolina
Colorado Springs Cardiology Services, LLC	Colorado
DTO Management, Inc.	North Carolina
EP Cardiovascular Institute Management, Inc.	Texas
El Paso Cardiovascular Institute, LP	Texas
El Paso Holdings, Inc.	Arizona
Greensboro Heart Center, LLC	North Carolina
HHBF, Inc.	North Carolina
HHM Company, LLC	Delaware
H&S Land Company, LLC	Louisiana
Harlingen Hospital Management, Inc.	North Carolina
Harlingen Medical Center, LP	North Carolina
Harlingen Partnership Holdings, Inc.	Arizona
Heart Hospital of BK, LLC	North Carolina
Heart Hospital of DTO, LLC	North Carolina
Heart Hospital IV, L.P.	Texas
Heart Hospital of Lafayette, LLC	Delaware
Heart Hospital of New Mexico, LLC	New Mexico
Heart Hospital of San Antonio, LP	Texas
Heart Hospital of South Dakota, LLC	North Carolina
Heart Research Centers International, LLC	North Carolina
Heart South Imaging II, LLC	Georgia
Hospital Management IV, Inc.	North Carolina
Interim Diagnostics Solutions, LLC	North Carolina
Lafayette Hospital Management, Inc.	North Carolina
Louisiana Heart Hospital, LLC	North Carolina
Louisiana Hospital Management, Inc.	North Carolina
MedCath of Arkansas, Inc.	North Carolina
MedCath Cardiology Consulting & Management, Inc.	Arizona
MedCath Diagnostics, LLC	North Carolina
MedCath Finance Company, LLC	North Carolina
MedCath Holdings Corp.	Delaware
MedCath Incorporated	North Carolina
MedCath of Little Rock, L.L.C.	North Carolina
MedCath of McAllen, L.P.	North Carolina
MedCath of New Jersey Cardiac Testing Centers, LP	North Carolina
MedCath Nuclear Services, LLC	North Carolina
MedCath of Texas, Inc.	North Carolina
MedCath of Tucson, L.L.C.	North Carolina

Name	Jurisdiction of Organization/Incorporation
Metuchen Nuclear Management, LLC	Delaware
Milwaukee Hospital Management, Inc.	North Carolina
Montana Hospital Management, Inc.	North Carolina
NM Hospital Management, Inc.	North Carolina
San Antonio Hospital Management, Inc.	North Carolina
San Antonio Holdings, Inc.	Arizona
San Antonio Sleep Center Holdings, Inc.	Arizona
Sioux Falls Hospital Management, Inc.	North Carolina
Southern Arizona Heart, Inc.	North Carolina
Sun City Cardiac Center Associates	Arizona
Venture Holdings, Inc.	Arizona
Wilmington Heart Center, LLC	North Carolina